EXHIBIT 4


                               (Face of Security)


         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A U.S. DEPOSITORY OR A NOMINEE OF A U.S. DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE U.S. DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE U.S. DEPOSITORY TO A NOMINEE OF THE U.S. DEPOSITORY OR BY A NOMINEE OF THE U.S. DEPOSITORY TO THE U.S. DEPOSITORY OR ANOTHER NOMINEE OF THE U.S. DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO UNIVERSAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                    (Face of Security continued on next page)

No. R-1                                                    CUSIP No. 91345H AP 0

                              UNIVERSAL CORPORATION
                           MEDIUM-TERM NOTES, SERIES B
                                  (Fixed Rate)

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT: $8,500,000                   ORIGINAL ISSUE DISCOUNT
                                               SECURITY: Not Applicable
STATED MATURITY DATE: February 15, 2007            o  Total Amount of OID:  N/A
                                                   o  Yield to Maturity: N/A
                                                   o  Initial Accrual Period OID: N/A
SPECIFIED CURRENCY: U.S. dollars for
all payments                                   REDEMPTION COMMENCEMENT
                                               DATE: Not redeemable prior to stated maturity
    o  Payments of principal and any
       premium: U.S. dollars                   REPAYMENT DATE(S): Not repayable prior to
                                               stated maturity
    o  Payments of interest: U.S.
       dollars                                 REDEMPTION OR REPAYMENT
                                               PRICE(S): N/A
    o  Exchange Rate Agent: N/A

INTEREST RATE: 6.31% per annum                 DEFEASANCE:
                                                   o  Full Defeasance:  At Company's
INTEREST PAYMENT DATES(S): Each February              option
15 and August 15, commencing August 15,
2002                                               o  Covenant Defeasance:  At Company's
                                                      option
ORIGINAL ISSUE DATE: February 19, 2002
                                               OTHER TERMS:
PLACE OF PAYMENT:  Corporate Trust Office
of the Trustee in The City of New York         Notwithstanding anything herein to the
                                               contrary, the Regular Record Dates shall
                                               be the close of business on January 15th
                                               or July 15th (whether or not a Business
                                               Day), as the case may be, next preceding
                                               each Interest Payment Date.

                                               In  its  sole  discretion,  the
                                               Company  may  at a  later  date
                                               issue additional  debt securities
                                               having the same terms as this Security.

         Terms left blank or marked "N/A", "No", "None" or in a similar manner do not apply to this Security except as otherwise may be specified.

         Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

                    (Face of Security continued on next page)

         Universal Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter called the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) in each year, commencing on the first such date that is at least 15 calendar days after the Original Issue Date, and at the Maturity of the principal hereof, at the rate per annum equal to the Interest Rate specified on the face hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest, at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3 on the reverse hereof) next preceding such Interest Payment Date (a "Regular Record Date"). Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         Manner of Payment - Global Securities

         Notwithstanding any provision of this Security or the Indenture, if this Security is a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 204 of the Indenture (or such legend as may be specified as contemplated by Section 301 for such Securities)

                    (Face of Security continued on next page)

(a "Global Security"), the Company may make any and all payments of principal, premium and interest on this Security pursuant to any policies and procedures of the U.S. Depository (hereinafter, the "Depositary") that is selected by the Company for this Security.

         Manner of Payment - Non-Global Securities - U.S. Dollars

         Except as provided in the next paragraph, payment of interest that is due on an Interest Payment Date payable on this Security in U.S. dollars will be made by check mailed to the address of the Person shown on the Trustees' records as of the close of business on the Regular Record Date. All other payments will be made by check against surrender of this Security to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Paying Agent, or to any other person or financial institution from time to time designated by the Company as Paying Agent.

         If (i) the principal of this Security is at least $1,000,000, and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in the following manner to the Trustee at its Corporate Trust Office, Attention: Capital Markets Fiduciary Services, and (iii) transmits wire transfer instructions to the Paying Agent on or before the fifth Business Day before the day on which such payment is to be made, the Company will pay any amount that becomes due on this Security by wire transfer of immediately available funds to an account at a bank in New York city, on the due date; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be first surrendered to the Paying Agent. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request and instructions must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

         Manner of Payment - Non-Global Securities - Other Specified Currencies

         Payment of any amount payable on this Security in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment
Date), this Security must be surrendered to the Paying Agent who will make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Paying Agent by mail, hand delivery, telecopier or in any other manner approved by the Paying Agent. Unless revoked, any such account designation made with respect to this Security by the Holder hereof will remain in effect with respect to any further payments with respect to this Security payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to this Security cannot be made by wire transfer because the required account designation has not been received by the Paying Agent on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment

                    (Face of Security continued on next page) will be made within five Business Days after the Paying Agent's receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

         Currency of Payment

         Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment, except as provided in this and the next three paragraphs. The Specified Currency for any payment shall be the currency specified as such on the face of this Security unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is specified on the face of this Security as the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (as defined in Section 3 on the reverse hereof), provided that, if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

         Except as provided in the next paragraph, any payment to be made on this Security in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Capital Markets Fiduciary Services on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

         The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent specified on the face of this Security based upon the highest bid quotation received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of the Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of Securities of this or any other series who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a

                    (Face of Security continued on next page) contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment.

         Notwithstanding the foregoing, if any amount payable on this Security is payable on any day (including at Maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of the noon buying rate for cable transfers in The City of New York for such Specified Currency (the "Exchange Rate") as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Security.

         Payments Due on a Business Day

         Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day at a Place of Payment, such amount may be paid or made available for payment on the next succeeding Business Day at such Place of Payment with the same force and effect as if such amount were paid on the Specified Day, provided that no interest shall accrue on the amount so payable for the period from and after such Specified Day. The provisions of this paragraph shall apply to the Security in lieu of the provisions of Section 114 of the Indenture.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                    (Face of Security continued on next page)

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                    UNIVERSAL CORPORATION



                                    By        /s/ KAREN M.L. WHELAN
                                             ---------------------
                                      Name:  Karen M.L. Whelan
                                      Title: Vice President and Treasurer

Seal

Attest:




By   /s/ GEORGE C. FREEMAN, III
     --------------------------
        Authorized Officer



         This is one of the Securities of a series issued under the Indenture described herein.

Dated:  February 19, 2002

                                            JPMORGAN CHASE BANK, as Trustee







                                                  By  /s/ BILL VELASQUEZ
                                                      ------------------
                                                     Authorized Officer

                              (Reverse of Security)


         1. Securities and Indenture

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of February 1, 1991 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank, formerly known as Chemical Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

         2. Series and Denominations

         This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $400,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series of securities designated on the face hereof.

         The Securities of this series are issuable only in registered form without coupons in "Authorized Denominations", which term shall have the following meaning. For each Security of this series having a principal amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples thereof. For each Security of this series having a principal amount payable in a Specified Currency other than U.S. dollars, the Authorized Denominations shall be the amount of such Specified Currency equivalent, at the Exchange Rate on the first Business Day next preceding the date on which the Company accepts the offer to purchase such Security, to $1,000, rounded to an integral multiple of 1,000 units of such Specified Currency, or any larger integral multiple of 1,000 units of such Specified Currency.

         3. Exchange Rate Agent and Related Terms

         If the principal of or interest on this Security is payable in a Specified Currency other than U.S. dollars, the Company has initially appointed the institution named on the face of this Security as Exchange Rate Agent to act as such agent with respect to this Security, but the Company may, in its sole discretion, appoint any other institution (including any Affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination

                  (Reverse of Security continued on next page) hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are such agent, Affiliates of such agent or Affiliates of the Company.

         All determinations made by the Exchange Rate Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Exchange Rate Agent shall not have any liability therefor.

         Unless otherwise specified on the face hereof, for all purposes of this Security, the term "Business Day" means each Monday, Tuesday, Wednesday,
Thursday or Friday that (i) is not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, (ii) if the Specified Currency for any payment on this Security is other than U.S. dollars or euros, is not a day on which banking institutions in the principal financial center of the country issuing such Specified Currency generally are authorized or obligated by law, regulation or executive order to close, (iii) if the Specified Currency for any payment on this Security is euros, is not a Euro Business Day, (iv) solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close, (v) if this Security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close, and (vi) if this Security is held through Clearstream Banking, Societe Anonyme, Luxembourg, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close. "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express (TARGET) System, or any successor system, is open for business. With respect to any particular location, the close of business on any day on which business is not being conducted shall be deemed to mean 5:00 P.M., New York City time, on that day. "Principal Financial Center" means the capital city of the country issuing the Specified Currency in respect of which payment on this Security is to be made, except that with respect to U.S. Dollars, Australian Dollars, Deutsche Marks, Dutch Guilders, Italian Lire and Swiss Francs the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan and Luxembourg, respectively.

         References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

         References in this Security to the euro shall mean, as of any time, the coin or currency (if any) that is then legal tender for the payment of public and private debts in all EMU Countries. "EMU Countries" means, at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time.

                  (Reverse of Security continued on next page)

         References in this Security to a particular currency other than U.S. dollars and euros shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date.

         4. Redemption at the Company's Option

         Unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable at the option of the Company before the Stated Maturity Date. If a Redemption Commencement Date is so specified, and unless otherwise specified on the face hereof, this Security is subject to redemption upon not less than 30 days' nor more than 60 days' notice at any time and from time to time on or after the Redemption Commencement Date, in each case as a whole or in part, at the election of the Company and at the applicable Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security to be redeemed), together with accrued interest to the Redemption Date, but interest installments due on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the Indenture.

         5. Repayment at the Holder's Option

         Except as otherwise may be provided on the face hereof, if one or more Repayment Dates are specified on the face hereof, this Security will be repayable in whole or in part in an amount equal to any Authorized Denomination (provided that the remaining principal amount of any Security surrendered for partial repayment shall at least equal an Authorized Denomination), on any such Repayment Date, in each case at the option of the Holder and at the applicable Repayment Price specified on the face hereof (expressed as a percentage of the principal amount to be repaid), together with accrued interest to the applicable Repayment Date (but interest installments due on or prior to such Repayment Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date as provided in the Indenture). If this Security provides for more than one
Repayment Date and the Holder exercises its option to elect repayment, the Holder shall be deemed to have elected repayment on the earliest Repayment Date after all conditions to such exercise have been satisfied, and references herein to the "Applicable Repayment Date" shall mean such earliest Repayment Date.

         In order for the exercise of such option to be effective and this Security to be repaid, the Company must receive at the applicable address of the Trustee set forth below (or at such other place or places of which the Company shall from time to time notify the Holder of this Security), on any Business Day not later than the 15th, and not earlier than the 25th, calendar day prior to the applicable Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth
(a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised

                  (Reverse of Security continued on next page) thereby and (d) a guarantee stating that the Company will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed and signed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that this Security and form duly completed and signed are received by the Company by such fifth Business
Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is JPMorgan Chase Bank at its Corporate Trust Office,
Attention: Capital Markets Fiduciary Services, 450 West 33rd Street, New York, NY 10001 (or at such other places as the Company or the Trustee shall notify the Holder of this Security). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Notwithstanding the foregoing, (x) if this Security is a Global Security, the option of the Holder to elect repayment may be exercised in accordance with any policies and procedures of the Depositary for this Security at least 15 calendar days prior to the applicable Repayment Date and (y) whether or not this Security is a Global Security, the option of the Holder to elect repayment may be exercised in any such manner as the Company may approve.

         6. Transfer and Exchange

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to Sections 305 and 307 of the Indenture), whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

         If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

                  (Reverse of Security continued on next page)
                                      -11-

         7. Defeasance

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

         8. Remedies

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         9. Modification and Waiver

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains

                  (Reverse of Security continued on next page) provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  10.      Governing Law

                  This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.



                  (Reverse of Security continued on next page)
                                      -13-

                                                           CUSIP NO. 91345H AP 0



                                          ORIGINAL ISSUE DATE: February 19, 2002



                              UNIVERSAL CORPORATION
                           MEDIUM-TERM NOTE, SERIES B

                            OPTION TO ELECT REPAYMENT

               TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                          ELECTS TO EXERCISE SUCH RIGHT


         The undersigned hereby irrevocably requests and instructs the Company to repay the Security referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Security, to the undersigned, whose name, address, telephone number and social security or other identifying number are as follows:


--------------------------------------------------------------------------------
                     (please print name of the undersigned)




--------------------------------------------------------------------------------
                    (please print address of the undersigned)



--------------------------------------------------------------------------------
 (please print telephone number and social security or other identifying number of the undersigned)


         If such Security provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Security are used herein as defined therein.

         For such Security to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company or the Trustee shall from time to time notify the Holder of such Security, on any Business Day not later than the 15th or earlier than the 25th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Security, with this "Option to Elect Repayment" form duly completed and signed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers,

Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Security, (b) the principal amount of such Security and the amount of such Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that such Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed and signed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (provided that such Security and form duly completed and signed are received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

                  JPMorgan Chase Bank
                  Attention: Capital Markets Fiduciary Services
                  450 West 33rd Street
                  New York, NY 10001


or at such other place as the Company or the Trustee shall notify the holder of such Security.

         If less than the  entire  principal  amount of such  Security  is to be
repaid,   specify  the  portion   thereof  (which  shall  equal  any  Authorized
Denomination) that the Holder elects to have repaid:

         --------------------------------------------------------------

         and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Security or Securities to be issued to the Holder in respect of the portion of such Security not being repaid (in the absence of any specification, one Security will be issued in respect of the portion not being repaid):

         ---------------------------------------------------------------



Date:
      ---------------          -------------------------------------------------

                               Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Security in every particular without alteration or enlargement or any other change whatsoever.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN - as joint tenants with the right of
                               survivorship and not as tenants
                               in common

                  UNIF GIFT MIN ACT - __________ Custodian _________
                                        (Cust)              (Minor)

                        under Uniform Gifts to Minors Act



            --------------------------------------------------------

                                     (State)

                    Additional abbreviations may also be used
                          though not in the above list.


            ---------------------------------------------------------

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE



-----------------------
|                      |
-----------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

                   (Please Print or Typewrite Name and Address
                     Including Postal Zip Code of Assignee)


------------------------------------------------------------------------------

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints

------------------------------------------------------------------------------

to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: _________________________

Signature Guaranteed

-----------------------------------        -------------------------------------
NOTICE: Signature must be                  NOTICE:  The signature to  this
guaranteed.                                assignment must correspond  with  the
                                           name of the Holder as written upon
                                           the face of the attached Security in
                                           every particular, without alteration
                                           or enlargement or any change
                                           whatever.